Media Contact:   Alisha Goff
                                                       503/627-7075
                                                       alisha.goff@tektronix.com

                                      Analyst Contact: Sue Kirby
                                                       503/627-6106
                                                       sue.g.kirby@tektronix.com

                 Tektronix Reports Strengthening Results for the
                          First Quarter of Fiscal 2004

                 Double-digit Orders Growth and Tight Operations
                       Fuel Earnings Ahead of Projections


BEAVERTON, Ore., September 18, 2003 - Tektronix, Inc. (NYSE: TEK) today reported net sales of $201.4 million and net earnings from continuing operations of $11.4 million or $0.13 per share, for the first quarter ended August 30, 2003. This compares with net sales of $198.5 million and net earnings from continuing operations of $21.5 million or $0.24 per share, for the same period a year ago. Excluding business realignment and one-time items, net earnings from continuing operations were $15.7 million or $0.18 per share for the first quarter, as compared with $15.2 million or $0.17 per share for the same period last year.

"We are particularly pleased with our operating results compared to last year, which had the benefit of an extra week and a significant tax credit," said Rick Wills, Tektronix Chairman and CEO. "We saw orders growth of 11% driven by several large orders and continued stability in our base business. Also, we improved gross margins and continued to manage expenses, both of which contributed to strong operating results."

"We saw good customer response to products as well as strength in key geographic regions, most notably in Japan. Demand was high for our mobile protocol testing tools, our industry-leading logic analyzers and our video test products that support the advancement of digital and high-definition signals," continued Wills. "While we are certainly encouraged about our performance this quarter and are seeing some strength in the mobile and government sectors, we are still cautious about the timing and slope of a broad-based recovery.


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Tektronix First Quarter 2004 Results.../2


For the second quarter of fiscal 2004, the company expects sales to be approximately $205 - $210 million. Earnings per share from continuing operations are expected to be between $0.14 and $0.16, excluding business realignment and one time charges of $10 - $15 million.

"While we can't call a recovery yet, we are well positioned with a strong product pipeline and continued investment in developing the advanced technologies to meet the future roadmaps of our customers. We continue to focus on strengthening our market position in our four core markets and on developing our position in two key new product markets. Additionally, we have built leverage into our business model which should allow us to grow earnings faster than revenues as we see growth," concluded Wills.

Key highlights for the first quarter of fiscal 2004 include the following:

o A new protocol test platform, the K15, which is equipped with first-to-market application software to enable a new level of analysis of third-generation (3G) and existing second-generation (2G, 2.5G) mobile networks.

o New software and hardware solutions that will speed critical compliance and validation testing for emerging serial data standards within the computer and communications industries. The new RT-Eye oscilloscope package and the P7350SMA probe will save designers time when proof-testing their serial products for compliance.

o A next-generation logic analyzer series that offers higher timing resolution, deeper memory timing and faster state acquisition than any other logic analyzer on the market at a comparable price point. The TLA5000 Series logic analyzers gives cost-conscious designers a superior test instrument for performing hardware timing analysis and ensuring proper operation and specification adherence of digital systems.

o The recommendation by China's Academy of Broadcast Science, (ABS) under the State Administration of Radio, Film, and Television (SARFT) to use Tektronix analysis tools to determine video picture quality at its National Center of Test and Metrology for Radio and Television.

o An order for the NetTek field tool, a leading product in its class, to Asia Pacific Broadband Wireless Communications, Inc., one of several companies licensed to offer third-generation mobile services in Taiwan.

o The sale of Gage Applied, Inc., a subsidiary of Tektronix, to KineticSystems Corporation, an Illinois-based designer and manufacturer of high-performance data acquisition products and systems for the worldwide aerospace, automotive and scientific laboratory markets.

Tektronix will be discussing its first quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Daylight Time (PDT). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site through Thursday, December 18, 2003.

Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of business realignment and one-time items. The schedule provided on page six reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include business


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Tektronix First Quarter 2004 Results.../3


realignment costs and one-time items. Management of Tektronix uses these pro forma measures to evaluate the Company's results of operations and for forecasting purposes.

Statements and information in this press release that relate to future events or results (including the Company's expectations as to sales, earnings per share, expenses, including business realignment and one-time charges, market position, market growth opportunities and new products) are based on the Company's current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; business conditions in the electronics, communications, computer and advanced technologies industries, including the length and severity of the current downturn, which is unknown; the ability to reduce expenditures to adjust to the current downturn while at the same time maintaining the capacity and resources to quickly ramp up if, and when, a recovery occurs; changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company's ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; inventory risks due to changes in market demand or the Company's business strategies; resolution of indemnities relating to certain acquisitions and divestitures; changes in effective tax rates; currency fluctuations; the ability to develop effective sales channels; and the ability to successfully integrate the Sony/Tektronix acquisition. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, annual reports on Form 10-K and the quarterly reports on Form 10-Q.

About Tektronix

Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in more than 20 countries worldwide. Tektronix' Web address is www.tektronix.com.

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Tektronix First Quarter 2004 Results.../4



                         Consolidated Statements of Operations

                                                                 Quarter Ended
                                                           August 30,     August 31,
(In thousands, except per share amounts)                      2003           2002
                                                           ---------    -------------
Net sales                                                  $ 201,438      $ 198,512

Cost of sales                                                 92,330        100,155
                                                           ---------      ---------

    Gross profit                                             109,108         98,357

Research and development expenses                             29,102         23,939

Selling, general and administrative expenses                  62,525         54,635

Equity in business ventures' loss                               --            1,453

Business realignment costs                                     4,626          9,565

Acquisition related costs                                      1,316           --

Gain on sale of assets                                           (36)           (15)
                                                           ---------      ---------

    Operating income                                          11,575          8,780

Non-operating income, net                                      4,225          4,996
                                                           ---------      ---------

   Earnings before taxes                                      15,800         13,776

Income tax (benefit) expense                                   4,424         (7,679)
                                                           ---------      ---------

   Net earnings from continuing operations                    11,376         21,455

Discontinued operations:

  Loss on operations of optical parametric test business
     (less applicable income tax benefit of $0,
      and $223)                                                 --             (415)

  Loss on sale of optical parametric test business
     (less applicable income tax benefit of $136,
     and $0)                                                    (253)          --

  Loss from operations of Gage (less
      applicable income tax benefit of $212,
       and $226)                                                (394)          (419)

  Loss on sale of Gage (less applicable
      income tax benefit of $457 and $0)                        (848)          --

  Loss on operations of VideoTele.com
     (less applicable income tax benefit of $3,
      and $453)                                                   (5)          (842)

                                                           ---------      ---------

Net earnings                                               $   9,876      $  19,779
                                                           =========      =========

Earnings per share from continuing
  operations - basic                                       $    0.13      $    0.24

Earnings per share from continuing
  operations - diluted                                     $    0.13      $    0.24

Loss per share from discontinued
  operations - basic and diluted                           $   (0.02)     $   (0.02)

Earnings per share - basic                                 $    0.12      $    0.22
Earnings per share - diluted                               $    0.12      $    0.22

Weighted average shares outstanding - basic                   84,697         89,474
Weighted average shares outstanding - diluted                 85,816         89,808

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

Tektronix First Quarter 2004 Results.../5


                           Consolidated Balance Sheets

(In thousands)                                   August 30, 2003   May 31, 2003
                                                 ---------------   ------------
ASSETS
  Current assets:
    Cash and cash equivalents                      $   145,254      $   190,387
    Short-term marketable investments                   92,478          106,369
    Trade accounts receivable, net                      97,814          100,334
    Inventories                                         86,869           92,868
    Other current assets                                78,504           90,408
    Assets of discontinued operations                     --              7,938
                                                   -----------      -----------
      Total current assets                             500,919          588,304

  Property, plant and equipment, net                   123,493          127,985
  Long-term marketable investments                     391,688          415,606
  Deferred tax assets, net                             145,764          144,134
  Other long-term assets                               118,866          115,273
                                                   -----------      -----------
      Total assets                                 $ 1,280,730      $ 1,391,302
                                                   ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable and accrued liabilities       $   105,337      $   101,753
    Accrued compensation                                52,216           58,193
    Current portion of long-term debt                    1,241           56,584
    Deferred revenue                                    16,521           19,551
    Liabilities of discontinued operations                --                651
                                                   -----------      -----------
      Total current liabilities                        175,315          236,732

  Long-term debt                                        56,475           55,002
  Other long-term liabilities                          280,491          320,342

Shareholders' equity:
  Common stock                                         225,666          223,233
  Retained earnings                                    701,498          707,191
  Accumulated other comprehensive loss                (158,715)        (151,198)
                                                   -----------      -----------
    Total shareholders' equity                         768,449          779,226
                                                   -----------      -----------
    Total liabilities and shareholders' equity     $ 1,280,730      $ 1,391,302
                                                   ===========      ===========

  Shares outstanding                                    84,288           84,844


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

Tektronix First Quarter 2004 Results.../6

Selected Additional Financial Data


                                                           Quarter Ended
(Dollars in thousands,                    %         August 30,      August 31,
except per share amounts)               Growth         2003            2002
                                        ------    -------------     ----------
Product Orders and Sales Data:

Orders                                    11%       $ 209,500       $  188,800
  U.S                                     13%          89,700           79,300
  International                            9%         119,800          109,500

Net Sales                                  1%       $ 201,438       $  198,512
  U.S                                     (7%)         84,127           90,186
  International                            8%         117,311          108,326

--------------------------------------------------------------------------------

Effect of Business Realignment and One-Time Items:

Net earnings from continuing operations             $   11,376      $   21,455
  Business realignment costs                             4,626           9,565
  Acquisition related costs                              1,316            --
  Tax effect of above items                             (1,664)         (3,348)
  Reversal of tax reserve                                 --           (12,500)
                                                    ----------      ----------
Net income excluding business realignment
     and one-time items                             $   15,654      $   15,172


Diluted earnings per share excluding business
      realignment and one-time items                $     0.18      $     0.17

--------------------------------------------------------------------------------

Income Statement Items as a Percentage of Net Sales:

Cost of sales                                               46%             50%
Research and development expenses                           14%             12%
Selling, general and administrative expenses                31%             28%
Equity in business ventures' loss                            0%              1%
Business realignment costs                                   2%              5%
Acquisition related costs                                    1%              0%
Gain on sale of assets                                       0%              0%
Operating income                                             6%              4%

--------------------------------------------------------------------------------

Capital Expenditures and Depreciation:

Capital expenditures                                $    4,212      $    2,707
Depreciation and amortization expense               $    7,252      $    8,813

--------------------------------------------------------------------------------



                                                   Quarter Ended    Year Ended
                                                 August 30, 2003   May 31, 2003
                                                 ---------------   ------------
Balance Sheet:

Cash and Marketable Investments:
   Cash and cash equivalents                        $  145,254      $  190,387
   Short-term marketable investments                    92,478         106,369
   Long-term marketable investments                    391,688         415,606
                                                    ----------      ----------
    Cash and Marketable Investments                 $  629,420      $  712,362

Accounts receivable as a percentage
   of annualized net sales                                12.3%           12.3%
Days sales outstanding                                    44.2            47.0
Average days sales outstanding                            44.8            45.6

Inventory as a percentage of annualized net sales         11.2%           13.1%
Inventory turns                                            4.1             3.7


--------------------------------------------------------------------------------

                                      ###